Exhibit 5.1

                        September 15, 2014

NanoFlex Power Corporation

Board of Directors

17207 N. Perimeter Dr., Suite 210

Scottsdale, AZ 85255

Re:	Registration Statement on Form S-1 Amendment No. 2 File No.333-193878

Gentlemen:

We have acted as counsel to NanoFlex Power Corporation, a Florida corporation (the "Company"), in connection with Amendment No. 2. to the Registration Statement on Form S-1/A filed by the Company with the Securities and Exchange Commission (the “ Commission ”) under the Securities Act of 1933, as amended (the “ Act ”) relating to the issuance and/or resale of the following shares of the Company’s common stock, par value $.0001 per share (“ Common Stock ”): (i) 3,295,599 shares of Common Stock (the  “Resale Shares ”), including 110,000 shares of Common Stock issuable upon exercise of an outstanding warrant, owned by sixty (60) selling shareholders (the “ Selling Shareholders ”), and (ii) 15,500,640 shares of the Company’s common stock (the “ Distribution Shares ”), which will be distributed to shareholders of GPEC Holdings, Inc.  All of the foregoing shares (referred to collectively as the “ Shares ”) are being registered by the Company on a Registration Statement on Form S-1 (the “ Registration Statement ”) and the prospectuses included therein (collectively, the “ Prospectuses ”) filed with the Commission under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as counsel, we are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Shares. In addition, in connection with the registration of the Shares, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, including, but not limited to, the Articles of Incorporation and any amendments thereto, the Bylaws and any amendments thereto, the Company’s resolutions of the Board of Directors authorizing the issuance of shares and the registration described above, and such other corporate documents and matters as we have deemed necessary to render our opinion.

In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.

Based upon and subject to the foregoing, after having given due regard to such issues of law as we deemed relevant, and assuming that (i) the Registration Statement (and any amendments thereto) is declared effective and remains effective, and the Prospectuses which are part thereof, and the Prospectus delivery requirements with respect thereto, are complied with and the Company fulfills all of the requirements of the Act, throughout all of the periods relevant to this opinion (including the requirements of Section 10(a)(3) of the Act); (ii) all offers and sales of the Shares are made in a manner complying with the terms of the Registration Statement and the Act; and (iii) all offers and sales of the Shares are made in compliance with the securities laws of the states having jurisdiction thereto, we are of the opinion that:

1.	The Shares are and will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We also hereby consent to the references to our firm under the caption “Interest of Named Experts and Counsel,” and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof.

Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above. The foregoing opinions relate only to matters of the internal law of the State of Florida without reference to conflict of laws and to matters of federal law, and we do not purport to express any opinion on the laws of any other jurisdiction. We assume no obligation to supplement this opinion if, after the date hereof, any applicable laws change, or we become aware of any facts that might change our opinions, as expressed herein.

The opinion expressed herein may be relied upon by the Company in connection with the registration of the Shares, as contemplated by, and in conformity with, the Registration Statement.

Very truly yours,

/s/ Ofsink, LLC
Ofsink, LLC